Exhibit 23.3



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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Marcam Solutions, Inc. on Form S-8 of our report dated October 24, 1996 on our audits of the consolidated financial statements of Marcam Corporation as of September 30, 1996 and 1995, and for the years ended September 30, 1996 and 1995, which report is included in the registration statement of Marcam Solutions, Inc. on Form 10 dated July 15, 1997, as amended by Form 8-K dated July 15, 1997.


                                 Coopers & Lybrand L.L.P.


Boston, Massachusetts
July 23, 1997